UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 1, 2018 (February 26, 2018)

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 569-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On February 26, 2018, pursuant to the By-Laws of Torchmark Corporation (the "Company"), the Board of Directors (the Board) of the Company voted to expand the number of directors to fifteen persons as of such date and, further, to automatically reduce and fix the number of directors at fourteen persons upon the retirement of Lloyd W. Newton from the Board immediately prior to the Annual Meeting of Shareholders on April 26, 2018. The Board elected Linda L. Addison, Cheryl D. Alston and Mary E. Thigpen to fill the newly created directorships. Ms. Addison, Ms. Alston and Ms. Thigpen will each serve for an initial term commencing on her February 26, 2018 election and ending at the beginning of the April 26, 2018 Annual Meeting of Shareholders. There were no understandings or arrangements pursuant to which any of Ms. Addison, Ms. Alston and Ms. Thigpen were selected as directors.
Having been determined by the Board to be "independent" pursuant to NYSE rules and additional Company criteria, Ms. Addison was named to serve on the Compensation Committee of the Board and Ms. Alston and Ms. Thigpen, respectively, were named to serve on the Audit Committee of the Board, effective as of such committees’ April 2018 meetings.
Ms. Addison, Ms. Alston and Ms. Thigpen are compensated for their service as directors pursuant to the Amended 2011 Non-Employee Director Compensation Plan (the Plan), a sub-plan of the Torchmark Corporation 2011 Incentive Plan. Pursuant to the Plan, each newly-elected director was awarded $100,000 of restricted stock upon her election to the Board, valued at the NYSE closing price of Company common stock on February 26, 2018. Each such director will also receive an annual cash retainer of $100,000 (prorated for the period of her service) and an annual equity retainer allowing her to elect to receive $135,000 of restricted stock, restricted stock units or stock options (prorated for the period of her service). As members of the Audit Committee, Ms. Alston and Ms. Thigpen will each also receive an annual cash Audit Committee member retainer of $12,500 (prorated for the period of their service). There are no transactions or currently proposed transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K involving Ms. Addison, Ms. Alston or Ms. Thigpen.
(e) On February 26, 2018, pursuant to the Company's 2011 Incentive Plan (the 2011 Plan), the independent numbers of the Board of Directors ("Board") of the Company (in the case of the Co-Chairmen and Chief Executive Officers) or the Compensation Committee (in the case of the other named executive officers (NEOs)) granted non-qualified stock options with a seven year term and an exercise price per share equal to the NYSE market closing price of Company common stock on February 26, 2018 ($87.60) to the following executives: Gary L. Coleman, 150,000 shares; Larry M. Hutchison, 150,000 shares; Frank M. Svoboda, 65,000 shares; W. Michael Pressley, 60,000 shares; and J. Matthew Darden, 40,000 shares. On February 26, 2018, the following executives were also issued performance share unit awards (shown at target level) by the independent members of the Board or the Compensation Committee for the three year performance period commencing January 1, 2018 through December 31, 2020 to be earned and issued (from 0% if below threshold to 200% at maximum) based upon the extent the Company achieves performance goals set by the Compensation Committee (40% weight to three year growth in earnings per share (ranging from 4% at threshold to 7% at target to 10% at maximum), 30% weight to three year growth in underwriting income (ranging from 1% at threshold to 4% at target to 7% at maximum), and 30% weight to average return on equity over the three year period (ranging from 13.4% at threshold to 14% at target to 14.6% at maximum)): Gary L. Coleman, 35,000 shares; Larry M. Hutchison, 35,000 shares; Frank M. Svoboda, 12,000 shares; W. Michael Pressley, 10,000 shares and J. Matthew Darden, 7,500 shares. The independent members of the Board or the Compensation Committee also fixed 2018 annual cash bonus targets for Messrs. Coleman, Hutchison, Svoboda, Pressley and Darden as follows: 40% weight to growth in earnings per share (ranging from 2% at threshold to 6% at target with a lower band of 4% and a higher band of 8% to 10% at maximum); 30% weight to growth in underwriting income (ranging from 1% at threshold to 4% at target with a lower band of 2.5% and a higher band of 5.5% to 7% at maximum) and 30% weight to return on equity (ranging from 13.7% at threshold to 14.3% with a lower band of 14.0% and a higher band of 14.6% to 14.9% at maximum). 2018 salaries were set as follows: $925,000 for each of Gary L. Coleman and Larry M. Hutchison; $540,000 for Frank M. Svoboda; $530,000 for W. Michael Pressley; and $530,000 for J. Matthew Darden.

Item 9.01	Financial Statement and Exhibits.

(a)	Financial Statements of businesses acquired.
None.

(b)	Pro forma financial information.
None.

(c)	Shell company transactions.
None.

(d)	Exhibits.
None.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: March 1, 2018

/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary